Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FIRST QUARTER 2016 RESULTS

- Announces Quarterly Cash Dividend of $0.03125 Per Share -

SANTA MONICA, CALIFORNIA, May 5, 2016 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three-month period ended March 31, 2016.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 9. Unaudited financial highlights are as follows:

	Three-Month Period
	Ended March 31,
	2016	2015	% Change
Net revenue	$58,113	$59,550	(2)%
Cost of revenue - digital media (1)	1,839	1,360	35%
Operating expenses (2)	39,000	37,186	5%
Corporate expenses (3)	5,604	4,993	12%

Consolidated adjusted EBITDA (4)	12,611	16,842	(25)%

Free cash flow (5)	$6,558	$10,258	(36)%
Free cash flow per share, basic (5)	$0.07	$0.12	(42)%
Free cash flow per share, diluted (5)	$0.07	$0.11	(36)%

Net income	$2,270	$5,284	(57)%

Net income per share, basic	$0.03	$0.06	(50)%
Net income per share, diluted	$0.02	$0.06	(67)%

Weighted average common shares outstanding, basic	88,897,456	87,531,375
Weighted average common shares outstanding, diluted	90,932,109	90,085,961

(1)

Cost of revenue consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.

(2)

Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.3 million and $0.4 million of non-cash stock-based compensation for the three-month periods ended March 31, 2016 and 2015, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment and other income (loss).

(3)	Corporate expenses include $0.6 million and $0.5 million of non-cash stock-based compensation for the three-month periods ended March 31, 2016 and 2015, respectively.
(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income

Entravision Communications

tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our credit facility and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and does include syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation expense, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated adjusted EBITDA is also used to make executive compensation decisions.

(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income. Free cash flow per share is defined as free cash flow divided by the basic or diluted weighted average common shares outstanding.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During the first quarter, we achieved revenue growth in our radio and digital media segments, as well as an increase in core television advertising revenue (excluding retransmission consent revenue and political advertising revenue). Nonetheless, our improved core television advertising revenue performance was offset by the loss of non-advertising revenue associated with a telecommunications operator. As a result, net revenue was lower in the quarter. We also continued to build our digital footprint through Pulpo Media, which provides us with an integrated platform to allow advertisers and marketers to connect with Latino audiences. Looking ahead, we remain well positioned to build on our success in attracting Latino audiences, expanding our advertiser base and monetizing our reach to the benefit of our shareholders.”

Quarterly Cash Dividend

The Company announced today that its Board of Directors has approved a quarterly cash dividend to shareholders of $0.03125 per share of the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.8 million. The quarterly dividend will be payable on June 30, 2016 to shareholders of record as of the close of business on June 15, 2016, and the common stock will trade ex-dividend on June 13, 2016. As previously announced, the Company currently anticipates that future cash dividends will be paid on a quarterly basis. However any decision to pay future cash dividends will be subject to approval by the Board.

Entravision Communications

Financial Results

Three-Month Period Ended March 31, 2016 Compared to Three-Month Period Ended

March 31, 2015

(Unaudited)

	Three-Month Period
	Ended March 31,
	2016	2015	% Change
Net revenue	$58,113	$59,550	(2)%
Cost of revenue - digital media (1)	1,839	1,360	35%
Operating expenses (1)	39,000	37,186	5%
Corporate expenses (1)	5,604	4,993	12%
Depreciation and amortization	4,027	3,962	2%

Operating income	7,643	12,049	(37)%
Interest expense, net	(3,859)	(3,219)	20%

Income before income taxes	3,784	8,830	(57)%

Income tax (expense) benefit	(1,514)	(3,546)	(57)%
Net income	$2,270	$5,284	(57)%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue decreased to $58.1 million for the three-month period ended March 31, 2016 from $59.6 million for the three-month period ended March 31, 2015, a decrease of $1.5 million. Of the overall decrease, approximately $2.9 million was attributed to our television segment and was primarily attributable to approximately $5.0 million of revenue associated with television station channel modifications made by the Company in order to accommodate the operations of a telecommunications operator included in the first quarter of 2015, and which revenue did not recur in the first quarter of 2016. This decrease was partially offset by an increase in national advertising revenue, an increase in political advertising revenue, which was not material in 2015, and an increase in retransmission consent revenue. The overall decrease in net revenue was partially offset by an increase of approximately $0.6 million that was attributed to our radio segment and was primarily attributable to increases in local and national advertising, and an increase in political advertising revenue, which was not material in 2015. Additionally, the overall decrease in net revenue was partially offset by an increase of approximately $1.0 million that was attributed to our digital segment and was primarily attributable to increases in national and local advertising revenue.

Cost of revenue increased to $1.8 million for the three-month period ended March 31, 2016 from $1.4 million for the three-month period ended March 31, 2015, an increase of $0.4 million, due to increased online media costs associated with the increase in net revenue of our digital segment.

Operating expenses increased to $39.0 million for the three-month period ended March 31, 2016 from $37.2 million for the three-month period ended March 31, 2015, an increase of $1.8 million. The increase was primarily attributable to expenses associated with the increase in advertising revenue, and increases in salary expense, rent expense and promotional expenses.

Corporate expenses increased to $5.6 million for the three-month period ended March 31, 2016 from $5.0 million for the three-month period ended March 31, 2015, an increase of $0.6 million. The increase was primarily attributable to increases in salary expense and non-cash stock-based compensation expense.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period
	Ended March 31,
	2016	2015	% Change
Net Revenue
Television	$36,565	$39,502	(7)%
Radio	16,884	16,345	3%
Digital	4,664	3,703	26%
Total	$58,113	$59,550	(2)%

Cost of Revenue - digital media (1)
Digital	$1,839	$1,360	35%

Operating Expenses (1)
Television	$20,480	$19,734	4%
Radio	15,829	14,712	8%
Digital	2,691	2,740	(2)%
Total	$39,000	$37,186	5%

Corporate Expenses (1)	$5,604	$4,993	12%

Consolidated adjusted EBITDA (1)	$12,611	$16,842	(25)%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2016 first quarter results on May 5, 2016 at 5 p.m. Eastern Time. To access the conference call, please dial 412-858-4600 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s Web site located at www.entravision.com.

          Entravision Communications Corporation is a leading media company that reaches and engages U.S. Latinos across acculturation levels and media channels, as well as consumers in Mexico.  The company’s comprehensive portfolio incorporates integrated media and marketing solutions comprised of acclaimed television, radio, digital properties, events, and data analytics services. Entravision has 56 primary television stations and is the largest affiliate group of both the Univision and UniMás television networks. Entravison also owns and operates 49 primarily Spanish-language radio stations featuring nationally recognized talent, as well as the Entravision Audio Network and Entravision Solutions, a coast-to-coast national spot and network sales and marketing organization representing Entravision’s owned and operated, as well as its affiliate partner, radio stations. According to comScore Media Metrix®, Entravision’s digital operating group, Pulpo, is the #1-ranked online advertising platform in Hispanic reach, and Pulpo’s comprehensive media offering, data, and consumer insights lead the industry. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

Entravision Communications

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	March 31,	December 31,
	2016	2015

ASSETS
Current assets
Cash and cash equivalents	$22,991	$47,924
Short-term investments	30,000	-
Trade receivables, net of allowance for doubtful accounts	60,709	66,399
Prepaid expenses and other current assets	6,000	5,705
Total current assets	119,700	120,028
Property and equipment, net	56,963	57,874
Intangible assets subject to amortization, net	15,774	16,656
Intangible assets not subject to amortization	220,701	220,701
Goodwill	50,081	50,081
Deferred income taxes	57,060	57,929
Other assets	1,611	1,693
Total assets	$521,890	$524,962

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,750	$3,750
Accounts payable and accrued expenses	26,271	29,787
Total current liabilities	30,021	33,537
Long-term debt, less current maturities, net of unamortized debt issuance costs	308,821	309,587
Other long-term liabilities	15,572	14,565
Total liabilities	354,414	357,689

Stockholders' equity
Class A common stock	6	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	908,792	910,228
Accumulated deficit	(736,579)	(738,849)
Accumulated other comprehensive income (loss)	(4,746)	(4,115)
Total stockholders' equity	167,476	167,273
Total liabilities and stockholders' equity	$521,890	$524,962

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period
	Ended March 31,
	2016	2015

Net revenue	$58,113	$59,550

Expenses:
Cost of revenue - digital media	1,839	1,360
Direct operating expenses	27,565	26,685
Selling, general and administrative expenses	11,435	10,501
Corporate expenses	5,604	4,993
Depreciation and amortization	4,027	3,962
	50,470	47,501
Operating income	7,643	12,049
Interest expense	(3,866)	(3,227)
Interest income	7	8
Income before income taxes	3,784	8,830
Income tax (expense) benefit	(1,514)	(3,546)
Net income	$2,270	$5,284

Basic and diluted earnings per share:
Net income per share, basic	$0.03	$0.06
Net income (loss) per share, diluted	$0.02	$0.06

Cash dividends declared per common share	$0.03	$0.03

Weighted average common shares outstanding, basic	88,897,456	87,531,375
Weighted average common shares outstanding, diluted	90,932,109	90,085,961

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period
	Ended March 31,
	2016	2015

Cash flows from operating activities:
Net income	$2,270	$5,284
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,027	3,962
Deferred income taxes	1,264	2,959
Amortization of debt issue costs	191	194
Amortization of syndication contracts	89	86
Payments on syndication contracts	(94)	(122)
Non-cash stock-based compensation	946	867
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	5,800	15,976
(Increase) decrease in prepaid expenses and other assets	(378)	(561)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(3,594)	(3,840)
Net cash provided by operating activities	10,521	24,805
Cash flows from investing activities:
Purchases of short-term investments	(30,000)	—
Purchases of property and equipment and intangibles	(2,135)	(2,972)
Net cash used in investing activities	(32,135)	(2,972)
Cash flows from financing activities:
Proceeds from stock option exercises	400	900
Payments on long-term debt	(938)	(938)
Dividends paid	(2,781)	(2,191)
Payment of contingent consideration	-	(1,000)
Net cash used in financing activities	(3,319)	(3,229)
Net increase (decrease) in cash and cash equivalents	(24,933)	18,604
Cash and cash equivalents:
Beginning	47,924	31,260
Ending	$22,991	$49,864

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period
	Ended March 31,
	2016	2015

Consolidated adjusted EBITDA (1)	$12,611	$16,842
Interest expense	(3,866)	(3,227)
Interest income	7	8
Income tax (expense) benefit	(1,514)	(3,546)
Amortization of syndication contracts	(89)	(86)
Payments on syndication contracts	94	122
Non-cash stock-based compensation included in direct operating expenses	(321)	(358)
Non-cash stock-based compensation included in corporate expenses	(625)	(509)
Depreciation and amortization	(4,027)	(3,962)
Net income	2,270	5,284
Depreciation and amortization	4,027	3,962
Deferred income taxes	1,264	2,959
Amortization of debt issue costs	191	194
Amortization of syndication contracts	89	86
Payments on syndication contracts	(94)	(122)
Non-cash stock-based compensation	946	867
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	5,800	15,976
(Increase) decrease in prepaid expenses and other assets	(378)	(561)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(3,594)	(3,840)
Cash flows from operating activities	$10,521	$24,805

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income (Loss)

(In thousands; unaudited)

The most directly comparable GAAP financial measure is net income (loss). A reconciliation of this non-GAAP measure to net income (loss) for each of the periods presented is as follows:

	Three-Month Period
	Ended March 31,
	2016	2015
Consolidated adjusted EBITDA (1)	$12,611	$16,842
Net interest expense (1)	3,668	3,025
Cash paid for income taxes	250	587
Capital expenditures (2)	2,135	2,972
Free cash flow (1)	6,558	10,258

Capital expenditures (2)	2,135	2,972
Amortization of debt issue costs	(191)	(194)
Non-cash income tax expense	(1,264)	(2,959)
Amortization of syndication contracts	(89)	(86)
Payments on syndication contracts	94	122
Non-cash stock-based compensation included in direct operating expenses	(321)	(358)
Non-cash stock-based compensation included in corporate expenses	(625)	(509)
Depreciation and amortization	(4,027)	(3,962)
Net income	$2,270	$5,284

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.